Exhibit 99.1

July 23, 2025

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports second quarter 2025 results
Announced first transatlantic route in Air Group history: Seattle to Rome starting May 2026
Alaska Mileage Plan named #1 airline rewards program by U.S. News & World Report for the 11th consecutive year
Reported earnings per share of $1.42, with adjusted earnings per share of $1.78, ahead of Wall Street expectation and previous guidance range

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the second quarter ending June 30, 2025.

The Alaska and Hawaiian teams closed out an impactful quarter that included the launch of a global network transformation and performance that beat expectations.

"The results this quarter are clear evidence of our team's disciplined execution and unwavering focus on what we can control: delivering a remarkable guest experience, driving operational excellence and unlocking the value of our newly combined network and commercial platform," said CEO Ben Minicucci. "I've never been more confident in our team of 30,000 to execute our Alaska Accelerate plan and position Air Group for long-term success."

Quarter in Review:
Air Group's Consolidated Statements of Operations, Consolidated Balance Sheets, and Summary Cash Flow Statement include Hawaiian Airlines from September 18, 2024 onward. For comparability of financial and operational results, historical information has also been provided on a pro forma basis within the Supplementary Pro Forma Comparative Financial and Operating Information in this filing and in prior 8-K filings. The pro forma information provided assumes Hawaiian is included in both 2024 and 2025.

Air Group delivered strong second quarter results, with a Generally Accepted Accounting Principles (GAAP) pretax margin of 6.4% and a GAAP net income per share of $1.42.

Q2 2025 Results	Prior Expectation	Actual Results
Capacity (ASMs) % change versus pro forma 2024	Up 2% to 3%	Up ~2.7%
RASM % change versus pro forma 2024	Flat to down low single digits	Down ~(0.6)%
CASMex % change versus pro forma 2024	Up mid to high single digits	Up ~6.5%
Adjusted earnings per share	$1.15 to $1.65	$1.78

Our adjusted pretax margin was 8.0% and our adjusted earnings per share was $1.78, exceeding the high end of our previously issued guidance. Just 10 months post-acquisition, Hawaiian’s second quarter adjusted pretax margin expanded by 11-points versus prior year, surpassing breakeven for the first time since 2019. Our second quarter results affirm our strategy is delivering notable progress across the network and providing greater connectivity for our guests. Our team is delivering on the initiatives that underpin Alaska Accelerate and we remain committed to delivering our goal of $1 billion in incremental profit by 2027.

Second quarter record revenue topped $3.7 billion, resulting in year-over-year RASM that is down 0.6%, which we believe will once again lead the industry. This performance is enabled by our commercial initiatives and focus on revenue diversification; in the second quarter 49% of revenue was generated outside the main cabin. Premium revenue grew 5% year-over-year, cargo revenue grew 34% year-over-year, and our loyalty program cash remuneration grew 5% year-over-year.

Unit costs excluding fuel, freighter costs, and special items increased 6.5% year-over-year, in line with prior guidance. Economic fuel price per gallon was $2.39 in the second quarter, reflecting both moderating crude oil and West Coast refining prices throughout much of the quarter. During the quarter Hawaiian Airlines experienced a cybersecurity incident. We took immediate steps to safeguard our airlines and remain engaged with authorities and experts to conclude our investigation. Our operations were not affected.
Third Quarter and Full Year Forecast Information:

We have recently seen a positive inflection in traffic, yield and revenue intake for both Alaska and Hawaiian Airlines’ bookings. We have also adjusted our 2025 capacity expectations to approximately 2% year-over-year growth. These changes reflect 2-point reductions in off-peak flying in the third and fourth quarters relative to our prior expectations, and are expected to be margin accretive. With recent changes to the demand environment, and our continued delivery on synergy and commercial initiative commitments, our outlook for full year earnings per share is greater than $3.25.

Our third quarter adjusted earnings per share is expected to be between $1.00 and $1.40, including an expected ~10 cent impact from an IT outage that resulted in irregular operations in July. Costs remain in line with our expectation, and reflect strategic investments as well as elevated real estate costs, maintenance costs and new labor agreements. Our capacity expectations will pressure unit costs in the third quarter, which are expected to be up mid to high single digits year-over-year, before improving meaningfully in the fourth quarter. We still anticipate delivering full year unit costs in line with our prior expectations.

	Q3 Expectation	Full Year Expectation
Capacity (ASMs) % change versus pro forma 2024	Down ~1%	Up ~2%
RASM % change versus pro forma 2024	Flat to up low single digits	Flat to up low single digits
CASMex % change versus pro forma 2024	Up mid to high single digits	Up mid single digits
Adjusted earnings per share	$1.00 to $1.40	>$3.25

Financial Results and Updates:
•Reported GAAP net income for the second quarter of 2025 of $172 million, or $1.42 per share, which includes Hawaiian results, compared to net income of $220 million, or $1.71 per share, for the second quarter of 2024, which does not include Hawaiian results.
•Reported net income for the second quarter of 2025, excluding special items and other adjustments, of $215 million, or $1.78 per share, which includes Hawaiian results, compared to net income of $327 million, or $2.55 per share, for the second quarter of 2024, which does not include Hawaiian results.

•Repurchased 8.7 million shares of common stock for approximately $428 million in the second quarter, bringing total repurchases to 10.5 million shares for approximately $535 million for the six months ended June 30, 2025.
•Generated $376 million in operating cash flow for the second quarter.
•Held $2.1 billion in unrestricted cash and marketable securities as of June 30, 2025.

Operational Updates:
•Announced new nonstop service between Seattle and Rome beginning in May 2026, the first transatlantic route for Air Group.
•Began new daily nonstop service between Seattle and Tokyo, the first long-haul aircraft international destination from Seattle for Air Group.
•Expanded summer service with twice-daily A330 flights between Seattle and Anchorage, boosting cargo capacity equivalent to two 737 freighters.
•Expanded our combined fleet by twelve aircraft during the second quarter, taking delivery of three 737-8s, four 737-9s, one 787-9, two E175s, and two A330-300 freighters.
•Exercised options for twelve 737-10s with expected deliveries through 2028.
•Announced a new Boeing 787-9 base in Seattle and five additional 787-9s to support our international growth.
•Reached an agreement to sell Alaska's twelve 737-900s, with four aircraft sold in the second quarter and the remaining eight to be sold in the second half of 2025.
•Began the cabin refresh of Alaska's 737 fleet to expand Premium and First Class seating and elevate our guests' travel experience, with modifications expected to be completed in 2026.
•Ratified a four-year CBA with Horizon's AMFA-represented technicians and reached a tentative agreement with IAM-represented McGee Air Services employees.
•Appointed Pete Shimer to the Air Group Board of Directors serving on the Audit and Safety Committees.

Loyalty and Guest Experience:
•Launched enhanced benefit for Alaska Airlines Visa Signature® and Alaska Airlines Visa® Business cardholders, allowing Companion Fare redemption on Hawaiian Airlines flights within North America, including the state of Hawaiʻi.
•Announced expanded partnership with Qantas, enabling Qantas Frequent Flyers to redeem on Hawaiian Airlines' global network, and a new partnership with Philippine Airlines. Mileage Plan members can now earn on Philippine Airlines flights, and redemptions are coming soon.
•Launched Chef’s (tray) Table, a new rotating First Class dining experience featuring seasonal menus crafted by celebrated West Coast chefs, including James Beard Award-winner Chef Brady Ishiwata Williams.
•Expanded fresh meal options for guests seated in the Main Cabin to more flights, now available on routes as short as 670 miles.
•Alaska Mileage Plan recognized as the Best Airline Rewards Program by U.S. News & World Report for the 11th consecutive year.
•Recognized by the Airline Passenger Experience Association as the Best Major Airline in North America in 2025.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and six months ended June 30, 2025 and 2024 to adjusted amounts.

	Three Months Ended June 30,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$172	$1.42	$220	$1.71
Adjusted for:
Mark-to-market fuel hedge adjustments	(1)	(0.01)	(5)	(0.04)
Losses on foreign debt	2	0.02	—	—
Special items - operating	56	0.46	146	1.14
Income tax effect of adjustments above	(14)	(0.11)	(34)	(0.26)
Adjusted net income	$215	$1.78	$327	$2.55

	Six Months Ended June 30,
	2025		2024
(in millions, except per-share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$6	$0.05	$88	$0.69
Adjusted for:
Mark-to-market fuel hedge adjustments	(4)	(0.03)	(18)	(0.14)
Losses on foreign debt	7	0.05	—	—
Special items - operating	147	1.19	180	1.41
Income tax effect of adjustments above	(36)	(0.29)	(39)	(0.31)
Adjusted net income	$120	$0.97	$211	$1.65

A conference call regarding the second quarter results will be streamed online at 8:30 a.m. PDT on July 24, 2025. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, cybersecurity risks, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, with McGee Air Services a subsidiary of Alaska Airlines. With hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco, we deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia and the Pacific. Alaska is a member of the oneworld Alliance with Hawaiian scheduled to join in 2026. With oneworld and our additional global partners, guests can earn and redeem miles for travel to over 1,000 worldwide destinations. Guests can book travel at alaskaair.com and hawaiianairlines.com. Learn more about what’s happening at Alaska and Hawaiian. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Operating Revenue
Passenger revenue	$3,355	$2,651	27%	$6,163	$4,655	32%
Loyalty program other revenue	210	174	21%	417	338	23%
Cargo and other revenue	139	72	93%	261	136	92%
Total Operating Revenue	3,704	2,897	28%	6,841	5,129	33%

Operating Expenses
Wages and benefits	1,165	782	49%	2,292	1,586	45%
Variable incentive pay	61	49	24%	123	93	32%
Aircraft fuel, including hedging gains and losses	700	615	14%	1,381	1,180	17%
Aircraft maintenance	240	129	86%	460	251	83%
Aircraft rent	64	46	39%	126	93	35%
Landing fees and other rentals	278	173	61%	520	338	54%
Contracted services	146	106	38%	291	203	43%
Selling expenses	105	84	25%	205	161	27%
Depreciation and amortization	199	128	55%	393	254	55%
Food and beverage service	97	67	45%	182	125	46%
Third-party regional carrier expense	69	64	8%	133	118	13%
Other	247	186	33%	508	391	30%
Special items - operating	56	146	(62)%	147	180	(18)%
Total Operating Expenses	3,427	2,575	33%	6,761	4,973	36%
Operating Income	277	322	(14)%	80	156	(49)%

Non-operating Income (Expense)
Interest income	22	24	(8)%	48	41	17%
Interest expense	(66)	(36)	83%	(132)	(71)	86%
Interest capitalized	9	6	50%	21	12	75%
Other - net	(4)	—	NM	(12)	—	NM
Total Non-operating Expense	(39)	(6)	NM	(75)	(18)	NM
Income Before Income Tax	238	316		5	138
Income tax expense (benefit)	66	96		(1)	50
Net Income	$172	$220		$6	$88

Basic Earnings Per Share	$1.45	$1.74		$0.05	$0.70
Diluted Earnings Per Share	$1.42	$1.71		$0.05	$0.69
Weighted Average Shares Outstanding used for computation:
Basic	118.847	126.337		120.979	126.153
Diluted	120.930	128.310		123.183	127.857

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$750	$1,201
Restricted cash	28	29
Marketable securities	1,374	1,274
Total cash, restricted cash, and marketable securities	2,152	2,504
Receivables - net	737	558
Inventories and supplies - net	218	199
Prepaid expenses	264	307
Other current assets	136	192
Total Current Assets	3,507	3,760

Property and Equipment
Aircraft and other flight equipment	13,056	12,273
Other property and equipment	2,267	2,173
Deposits for future flight equipment	621	883
	15,944	15,329
Less accumulated depreciation and amortization	(4,729)	(4,548)
Total Property and Equipment - net	11,215	10,781

Other Assets
Operating lease assets	1,279	1,296
Goodwill	2,724	2,724
Intangible assets - net	844	873
Other noncurrent assets	316	334
Total Other Assets	5,163	5,227

Total Assets	$19,885	$19,768

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except share amounts)	June 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$240	$186
Accrued wages, vacation and payroll taxes	697	1,001
Air traffic liability	2,127	1,712
Other accrued liabilities	1,096	997
Deferred revenue	1,824	1,592
Current portion of long-term debt	500	442
Current portion of operating lease liabilities	217	207
Current portion of finance lease liabilities	8	8
Total Current Liabilities	6,709	6,145

Noncurrent Liabilities
Long-term debt, net of current portion	4,448	4,491
Operating lease liabilities, net of current portion	1,157	1,198
Finance lease liabilities, net of current portion	43	47
Deferred income taxes	938	934
Deferred revenue	1,648	1,664
Obligation for pension and post-retirement medical benefits	452	460
Other liabilities	548	457
Total Noncurrent Liabilities	9,234	9,251

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2025 - 144,093,405 shares; 2024 - 141,449,174 shares, Outstanding: 2025 - 115,276,005 shares; 2024 - 123,119,199 shares	1	1
Capital in excess of par value	899	811
Treasury stock (common), at cost: 2025 - 28,817,400 shares; 2024 - 18,329,975 shares	(1,666)	(1,131)
Accumulated other comprehensive loss	(228)	(239)
Retained earnings	4,936	4,930
Total Shareholders' Equity	3,942	4,372
Total Liabilities and Shareholders' Equity	$19,885	$19,768

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Six Months Ended June 30, 2025	Three Months Ended March 31, 2025(a)	Three Months Ended June 30, 2025(b)
Cash Flows from Operating Activities:
Net income (loss)	$6	$(166)	$172
Adjustments to reconcile net income (loss) to net cash provided by operating activities	455	266	189
Changes in working capital	374	359	15
Net cash provided by operating activities	835	459	376

Cash Flows from Investing Activities:
Property and equipment additions	(741)	(238)	(503)
Other investing activities	(6)	(143)	137
Net cash used in investing activities	(747)	(381)	(366)

Cash Flows from Financing Activities:	(544)	(236)	(308)

Net decrease in cash and cash equivalents	(456)	(158)	(298)
Cash, cash equivalents, and restricted cash at beginning of period	1,257	1,257	1,099
Cash, cash equivalents, and restricted cash at end of the period	$801	$1,099	$801
(a) As reported in Form 10-Q for the first quarter of 2025.
(b) Cash flows for the three months ended June 30, 2025 can be calculated by subtracting cash flows from the three months ended March 31, 2025 from the six months ended June 30, 2025.

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating activity as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year-over-year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Integration costs: Integration costs were associated with the acquisition of Hawaiian Airlines and consist of employee-related, technology, and other merger costs.

Labor and other: Labor and other costs in 2025 were primarily for changes to Alaska flight attendants' sick leave benefits pursuant to a new collective bargaining agreement ratified in the first quarter of 2025. Costs in 2024 were associated with new labor agreements, the retirement of Alaska's Airbus and Horizon's Q400 aircraft, and certain litigation items.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Operating Expenses
Integration costs	$53	$30	$93	$38
Labor and other	3	116	54	142
Special items - operating	$56	$146	$147	$180

OPERATING STATISTICS (unaudited)
A manual recalculation of certain figures using rounded amounts may not agree directly to the actual figures presented in the table below. 2024 figures are as previously reported and do not include Hawaiian operations.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	15,234	11,888	28.1%	28,393	21,662	31.1%
RPMs (000,000) "traffic"	20,179	15,309	31.8%	37,436	27,833	34.5%
ASMs (000,000) "capacity"	24,058	18,196	32.2%	45,277	33,575	34.9%
Load factor	83.9%	84.1%	(0.2) pts	82.7%	82.9%	(0.2) pts
Yield	16.62¢	17.32¢	(4.0)%	16.46¢	16.73¢	(1.6)%
PRASM	13.94¢	14.57¢	(4.3)%	13.61¢	13.86¢	(1.8)%
RASM	15.39¢	15.92¢	(3.3)%	15.11¢	15.28¢	(1.1)%
CASMex(b)	10.90¢	9.89¢	10.2%	11.36¢	10.67¢	6.5%
Economic fuel cost per gallon(b) (c)	$2.39	$2.84	(15.8)%	$2.49	$2.95	(15.6)%
Fuel gallons (000,000)(c)	293	219	33.8%	556	406	36.9%
ASMs per gallon	82.0	83.1	(1.3)%	81.5	82.7	(1.5)%
Departures (000)	139.6	112.4	24.2%	263.5	208.1	26.6%
Average full-time equivalent employees (FTEs)	31,299	23,368	33.9%	30,536	23,190	31.7%
Operating fleet(d)	409	326	83 a/c	409	326	83 a/c
Alaska Airlines Operating Statistics:
RPMs (000,000) "traffic"	13,735	14,001	(1.9)%	25,458	25,423	0.1%
ASMs (000,000) "capacity"	16,449	16,624	(1.1)%	30,794	30,660	0.4%
Economic fuel cost per gallon	$2.39	$2.80	(14.6)%	$2.49	$2.92	(14.7)%
Hawaiian Airlines Operating Statistics:
RPMs (000,000) "traffic"	5,034	—	n/a	9,341	—	n/a
ASMs (000,000) "capacity"	5,901	—	n/a	11,267	—	n/a
Economic fuel cost per gallon(c)	$2.29	—	n/a	$2.39	—	n/a
Regional Operating Statistics:(e)
RPMs (000,000) "traffic"	1,410	1,308	7.8%	2,637	2,410	9.4%
ASMs (000,000) "capacity"	1,708	1,572	8.7%	3,216	2,915	10.3%
Economic fuel cost per gallon	$2.58	$3.02	(14.6)%	$2.68	$3.13	(14.4)%
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Excludes operations under the Air Transportation Services Agreement (ATSA) with Amazon.
(d)Includes aircraft owned and leased by Alaska, Hawaiian, and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.
(e)Data presented includes information related to flights operated by Horizon and third-party carriers.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Adjusted Income Before Income Tax Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Income before income tax	$238	$316	$5	$138
Adjusted for:
Mark-to-market fuel hedge adjustment	(1)	(5)	(4)	(18)
Losses on foreign debt	2	—	7	—
Special items - operating	56	146	147	180
Adjusted income before income tax	$295	$457	$155	$300

Pretax margin	6.4%	10.9%	0.1%	2.7%
Adjusted pretax margin	8.0%	15.8%	2.3%	5.8%

CASMex Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2025		2024		2025		2024
Total operating expenses	$3,427		$2,575		$6,761		$4,973
Less the following components:
Aircraft fuel, including hedging gains and losses	700		615		1,381		1,180
Freighter costs	48		13		89		28
Special items - operating	56		146		147		180
Total operating expenses, excluding fuel, freighter costs, and special items	$2,623		$1,801		$5,144		$3,585

ASMs	24,058		18,196		45,277		33,575
CASMex	10.90	¢	9.89	¢	11.36	¢	10.67	¢

Fuel Reconciliation
	Three Months Ended June 30,
	2025		2024
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$700	$2.39	$610	$2.79
Losses on settled hedges	1	—	10	0.05
Economic fuel expense	$701	$2.39	$620	$2.84
Mark-to-market fuel hedge adjustment	(1)	—	(5)	(0.03)
Aircraft fuel, including hedging gains and losses	$700	$2.39	$615	$2.81
Fuel gallons		293		219

	Six Months Ended June 30,
	2025		2024
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,381	$2.48	$1,175	$2.89
Losses on settled hedges	4	0.01	23	0.06
Economic fuel expense	$1,385	$2.49	$1,198	$2.95
Mark-to-market fuel hedge adjustment	(4)	(0.01)	(18)	(0.05)
Aircraft fuel, including hedging gains and losses	$1,381	$2.48	$1,180	$2.90
Fuel gallons		556		406

Debt-to-capitalization, including leases
(in millions)	June 30, 2025	December 31, 2024
Long-term debt, net of current portion	$4,448	$4,491
Capitalized operating leases	1,374	1,405
Capitalized finance leases	51	55
Adjusted debt, net of current portion of long-term debt	5,873	5,951
Shareholders' equity	3,942	4,372
Total Invested Capital	$9,815	$10,323

Debt-to-capitalization ratio, including leases	60%	58%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	June 30, 2025	December 31, 2024
Long-term debt	$4,948	$4,933
Capitalized operating leases	1,374	1,405
Capitalized finance leases	51	55
Total adjusted debt	6,373	6,393
Less: Total cash and marketable securities	2,124	2,475
Adjusted net debt	$4,249	$3,918

(in millions)	Twelve Months Ended June 30, 2025	Twelve Months Ended December 31, 2024
Operating Income(a)	$494	$570
Adjusted for:
Special items - operating	312	345
Mark-to-market fuel hedge adjustments	(14)	(28)
Gain on foreign debt	(3)	(10)
Depreciation and amortization	722	583
Aircraft rent	240	207
EBITDAR	$1,751	$1,667

Adjusted net debt to EBITDAR	2.4x	2.4x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended June 30, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,132	$769	$454	$—	$3,355	$—	$3,355
Loyalty program other revenue	161	32	17	—	210	—	210
Cargo and other revenue	80	56	—	3	139	—	139
Total Operating Revenue	2,373	857	471	3	3,704	—	3,704
Operating Expenses
Operating expenses, excluding fuel	1,663	662	371	(25)	2,671	56	2,727
Fuel expense	437	171	93	—	701	(1)	700
Total Operating Expenses (Income)	2,100	833	464	(25)	3,372	55	3,427
Non-operating Expense	(6)	(23)	—	(8)	(37)	(2)	(39)
Income (Loss) Before Income Tax	$267	$1	$7	$20	$295	$(57)	$238

	Three Months Ended June 30, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,188	$—	$463	$—	$2,651	$—	$2,651
Loyalty program other revenue	160	—	14	—	174	—	174
Cargo and other revenue	69	—	—	3	72	—	72
Total Operating Revenue	2,417	—	477	3	2,897	—	2,897
Operating Expenses
Operating expenses, excluding fuel	1,509	—	329	(24)	1,814	146	1,960
Fuel expense	520	—	100	—	620	(5)	615
Total Operating Expenses (Income)	2,029	—	429	(24)	2,434	141	2,575
Non-operating Expense	6	—	—	(12)	(6)	—	(6)
Income (Loss) Before Income Tax	$394	$—	$48	$15	$457	$(141)	$316

	Six Months Ended June 30, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$3,889	$1,422	$852	$—	$6,163	$—	$6,163
Loyalty program other revenue	313	71	33	—	417	—	417
Cargo and other revenue	145	111	—	5	261	—	261
Total Operating Revenue	4,347	1,604	885	5	6,841	—	6,841
Operating Expenses
Operating expenses, excluding fuel	3,259	1,302	716	(44)	5,233	147	5,380
Fuel expense	856	345	184	—	1,385	(4)	1,381
Total Operating Expenses (Income)	4,115	1,647	900	(44)	6,618	143	6,761
Non-operating Income (Expense)	(8)	(44)	—	(16)	(68)	(7)	(75)
Income (Loss) Before Income Tax	$224	$(87)	$(15)	$33	$155	$(150)	$5

	Six Months Ended June 30, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$3,817	$—	$838	$—	$4,655	$—	$4,655
Loyalty program other revenue	309	—	29	—	338	—	338
Cargo and other revenue	131	—	—	5	136	—	136
Total Operating Revenue	4,257	—	867	5	5,129	—	5,129
Operating Expenses
Operating expenses, excluding fuel	3,014	—	637	(38)	3,613	180	3,793
Fuel expense	1,005	—	193	—	1,198	(18)	1,180
Total Operating Expenses (Income)	4,019	—	830	(38)	4,811	162	4,973
Non-operating Income (Expense)	3	—	—	(21)	(18)	—	(18)
Income (Loss) Before Income Tax	$241	$—	$37	$22	$300	$(162)	$138
(a)Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.
(b) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges.
(c) Includes special items, mark-to-market fuel hedge accounting adjustments, and gain and losses on foreign debt.

SUPPLEMENTARY PRO FORMA COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)
We believe that analysis of specific financial and operational results on a pro forma basis provides more meaningful year-over-year comparisons. The table below provides results comparing the three and six months ended June 30, 2025 as reported to the pro forma three and six months ended June 30, 2024. Hawaiian's financial information has been conformed to reflect Air Group's historical financial statement presentation. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2025	2024 Pro forma(a)	Change	2025	2024 Pro forma(b)	Change
Operating Revenue
Passenger revenue	$3,355	$3,315	1%	$6,163	$5,900	4%
Loyalty program other revenue	210	203	3%	417	396	5%
Cargo and other revenue	139	111	25%	261	210	24%
Total Operating Revenue	3,704	3,629	2%	6,841	6,506	5%
Operating expenses, excluding fuel	2,727	2,572	6%	5,380	5,015	7%
Aircraft fuel, including hedging gains and losses	700	801	(13)%	1,381	1,560	(11)%
Total Operating Expenses	3,427	3,373	2%	6,761	6,575	3%
Operating Income (Loss)	277	256	8%	80	(69)	NM
Non-operating expense	(39)	(19)	105%	(75)	(37)	103%
Income (Loss) Before Income Tax	238	237	—%	5	(106)	(105)%
Special items - operating	56	152	(63)%	147	194	(24)%
Special items - net non-operating	—	(3)	(100)%	—	(8)	(100)%
Mark-to-market fuel hedge adjustments	(1)	(5)	(80)%	(4)	(20)	(80)%
(Gain)/Losses on foreign debt	2	(7)	(129)%	7	(16)	(144)%
Adjusted Income Before Income Tax	$295	$374	(21)%	$155	$44	NM

Pretax Margin	6.4%	6.5%	(0.1) pts	0.1%	(1.6)%	1.7 pts
Adjusted Pretax Margin	8.0%	10.3%	(2.3) pts	2.3%	0.7%	1.6 pts

Pro forma Comparative Operating Statistics
Revenue passengers (000)	15,234	14,676	3.8%	28,393	27,071	4.9%
RPMs (000,000) "traffic"	20,179	19,828	1.8%	37,436	36,425	2.8%
ASMs (000,000) "capacity"	24,058	23,426	2.7%	45,277	43,855	3.2%
Load factor	83.9%	84.6%	(0.7) pts	82.7%	83.1%	(0.4) pts
Yield	16.62¢	16.72¢	(0.6)%	16.46¢	16.20¢	1.6%
RASM	15.39¢	15.49¢	(0.6)%	15.11¢	14.84¢	1.8%
CASMex	10.90¢	10.23¢	6.5%	11.36¢	10.89¢	4.3%

Pro forma Comparative CASMex Reconciliation
Total operating expenses	$3,427	$3,373	2%	$6,761	$6,575	3%
Less the following components:
Aircraft fuel, including hedging gains and losses	700	801	(13)%	1,381	1,560	(11)%
Freighter costs	48	23	109%	89	45	98%
Special items - operating	56	152	(63)%	147	194	(24)%
Total operating expenses, excluding fuel, freighter costs, and special items	$2,623	$2,397	9%	$5,144	$4,776	8%
(a) As provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.
(b) Pro forma six months ended June 30, 2024 can be calculated by adding the three months ended March 31, 2024 and June 30, 2024 as provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all U.S. carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations, including those costs incurred under the ATSA with Amazon, to allow for better comparability to other carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, rent, and special items)

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging programs and excluding operations under the Air Transportation Service Agreement (ATSA) with Amazon

Freighter Costs - operating expenses directly attributable to the operation of Alaska's B737 freighter aircraft and Hawaiian's A330-300 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with revenue passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, loyalty program revenue, and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with revenue passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average passenger revenue for flying one passenger one mile